UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2012

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On August 1, 2012, Genco Shipping & Trading Limited (“Genco”), entered into agreements to amend or waive certain provisions of the agreements for (i) its $1.4 billion senior secured credit facility with DNB Bank ASA, as administrative agent, collateral agent, mandated lead arranger, bookrunner and lender, and other lenders party thereto (the “2007 Credit Facility”), (ii) its $253 million senior secured term loan facility with Deutsche Bank AG Filiale Deutschlandgeschäft, as Security Agent and Bookrunner, and other lenders party thereto (the “$253 Million Term Loan Facility”), and (iii) its $100 million senior secured term loan facility with Crédit Agricole Corporate and Investment Bank, as Agent and Security Trustee, and other lenders party thereto (the “$100 Million Term Loan Facility”).  The agreements implement, among other things, the following:

•
The current waiver of Genco’s compliance with its existing maximum leverage ratio covenant and minimum permitted consolidated interest ratio covenant that commenced on October 1, 2011 and ends on and includes March 31, 2013 has been extended to end on and include December 31, 2013 (which we refer to as the extended waiver period).

•
Scheduled amortization payments under the three credit facilities through and including the quarter ending December 31, 2013 have been deferred until the final payment at maturity under the 2007 Credit Facility and prepaid under our other two credit facilities.  The next scheduled amortization payments under these facilities will be due in the first quarter of 2014 in the aggregate principal amount of $55.2 million.

•
Commencing September 30, 2012, Genco is to repay the 2007 Credit Facility on a quarterly basis using excess cash, defined as the balance over $100,000,000 in Genco’s and certain of its subsidiaries’ accounts pledged under the 2007 Credit Facility.   Of such repayments, 25% will be allocated to the final payment at maturity, and 75% will be applied to scheduled mandatory principal repayments.  Certain other mandatory repayments under the existing terms of this facility as well as voluntary prepayments will be applied in the same manner.  These obligations continue until the later of December 31, 2013 and the  date on which appraised value of certain mortgaged vessels is equal to at least 100% of  the aggregate principal amount of Genco’s  loans, letters of credit and certain hedge obligations under the 2007 Credit Facility.

•
Genco and its subsidiaries (other than Baltic Trading Limited (“Baltic Trading”) and its subsidiaries) will not increase the amount of principal indebtedness currently outstanding under each of its three credit agreements or change their maturity dates.

•
Indebtedness that Genco and its subsidiaries (other than Baltic Trading and its subsidiaries) may incur in connection with vessel acquisitions will be limited to 60% of the lesser or the vessel’s acquisition cost and fair market value.  Any newly acquired vessel will subject to a security interest under the 2007 Credit Facility.

•	The applicable margin over LIBOR payable on the principal amount outstanding under the 2007 Credit Facility increased from 2.0% to 3.0% per annum.

•	The minimum cash balance required under the 2007 Credit Facility increased from $500,000 to $750,000 per vessel mortgaged under this facility.

•
Genco agreed to grant additional security for its obligations under the 2007 Credit Facility, consisting of a pledge of the Class B Stock of Baltic Trading Limited held by Genco Investments LLC and a second priority security interest in vessels pledged under its other two credit facilities or in connection with any new indebtedness (excluding in each case vessels owned by Baltic Trading Limited and its subsidiaries).

•	Consenting lenders under the each of the three credit facilities received an upfront fee of 25 basis points on the amount of outstanding loans.

As contemplated under these agreements, Genco prepaid approximately $57.9 million under its 2007 Credit Facility, approximately $30.5 million under its $253 Million Term Loan Facility, and approximately $11.5 million under its $100 Million Term Loan Facility.  The prepayment under the 2007 Credit Facility was applied to the final payment due under the facility.  The prepayments under the other two facilities were applied in order of maturity and fulfilled all scheduled amortization payments through December 31, 2013 under these facilities.   In addition, lenders under the 2007 Credit Facility will receive a fee equal to 1.25% of the principal amount outstanding following such prepayment on the earlier date of the maturity date of this facility or the date on which all obligations under this facility have been paid in full.   The agreements are subject to completion of certain post-closing actions, including effecting a second priority security interest in certain of our vessels as described above.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1
Amendment and Supplement No. 6 to Senior Secured Credit Agreement by and among Genco Shipping & Trading Limited, the lenders party thereto, DnB Bank ASA (f/k/a DnB NOR Bank ASA), New York Branch, as Administrative Agent, mandated lead arranger, bookrunner, security trustee and collateral agent, and DnB Bank ASA and Bank of Scotland PLC, as mandated lead arrangers.

10.2
Second Supplemental Agreement dated as of August 1, 2012 to $253,000,000 Secured Loan Facility Agreement dated August 20, 2010, by and among Genco Shipping & Trading Limited as Borrower; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank SE, Deutsche Bank AG Filiale Deutschlandgeschäft, and Skandinaviska Enskilda Banken AB (publ), as Lenders; Deutsche Bank Luxembourg S.A., as Agent; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank SE; Deutsche Bank AG Filiale Deutschlandgeschäft, and Skandinaviska Enskilda Banken Ab (publ), as Mandated Lead Arrangers; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank SE, Deutsche Bank AG, and Skandinaviska Enskilda Banken AB (publ), as Swap Providers; Deutsche Bank AG Filiale Deutschlandgeschäft, as Security Agent and Bookrunner; and the subsidiaries of Genco listed therein as Guarantors.

10.3
Second Amendment to Loan Agreement, dated as of August 1, 2012, by and among Genco Shipping & Trading Limited as Borrower, the banks and financial institutions listed in Schedule 1 thereto as Lenders, the companies listed in Schedule 2 thereto as Guarantors on a joint and several basis and Crédit Agricole Corporate and Investment Bank, as Agent and Security Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: August 1, 2012

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer and Secretary (Principal
Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment and Supplement No. 6 to Senior Secured Credit Agreement and among Genco Shipping & Trading Limited, the lenders party thereto, DnB Bank ASA (f/k/a DnB NOR Bank ASA), New York Branch, as Administrative Agent, mandated lead arranger, bookrunner, security trustee and collateral agent, and DnB Bank ASA and Bank of Scotland PLC, as mandated lead arrangers.

10.2
Second Supplemental Agreement dated as of August 1, 2012 to $253,000,000 Secured Loan Facility Agreement dated August 20, 2010, by and among Genco Shipping & Trading Limited as Borrower; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank SE, Deutsche Bank AG Filiale Deutschlandgeschäft, and Skandinaviska Enskilda Banken AB (publ), as Lenders; Deutsche Bank Luxembourg S.A., as Agent; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank SE; Deutsche Bank AG Filiale Deutschlandgeschäft, and Skandinaviska Enskilda Banken Ab (publ), as Mandated Lead Arrangers; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank SE, Deutsche Bank AG, and Skandinaviska Enskilda Banken AB (publ), as Swap Providers; Deutsche Bank AG Filiale Deutschlandgeschäft, as Security Agent and Bookrunner; and the subsidiaries of Genco listed therein as Guarantors.

10.3
Second Amendment to Loan Agreement, dated as of August 1, 2012, by and among Genco Shipping & Trading Limited as Borrower, the banks and financial institutions listed in Schedule 1 thereto as Lenders, the companies listed in Schedule 2 thereto as Guarantors on a joint and several basis and Crédit Agricole Corporate and Investment Bank, as Agent and Security Trustee.